Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contacts:	Media Contacts:
Christopher Chai	John Bluth
Vice President, Treasury and Investor Relations	Senior Director, Corporate Communications
CV Therapeutics, Inc.	CV Therapeutics, Inc.
(650) 384-8560	(650) 384-8850

Neil Hirsch
Public Affairs Representative
Solvay Pharmaceuticals, Inc.
(770) 578-2170

FDA APPROVES ACEON® TO REDUCE RISK OF CARDIOVASCULAR MORTALITY

OR NON-FATAL MI IN PATIENTS WITH STABLE CORONARY ARTERY DISEASE

–Approval based on EUROPA outcomes data in broad population–

MARIETTA, GA and PALO ALTO, Calif., August 23, 2005 – Solvay Pharmaceuticals, Inc. and CV Therapeutics, Inc. (Nasdaq: CVTX) announced today that the U.S. Food and Drug Administration (FDA) has approved ACEON® (perindopril erbumine) Tablets for the treatment of patients with stable coronary artery disease to reduce the risk of cardiovascular mortality or non-fatal myocardial infarction (MI). Prior to this labeling expansion, ACEON® was indicated for the treatment of essential hypertension.

The new indication is based on the EUROPA (EUropean trial on Reduction Of cardiac events with Perindopril in patients with stable coronary Artery disease) study. EUROPA was a multicenter, randomized, double-blind, placebo-controlled trial in 12,218 patients with stable coronary disease and without heart failure, which assessed the ability of perindopril to reduce cardiovascular death, non-fatal MI or cardiac arrest. Patients had a mean follow-up of 4.2 years.

In this study, in a broad population of patients with stable coronary artery disease, there was a 20 percent reduction in the combined endpoint of cardiovascular mortality, non-fatal MI and cardiac arrest compared to placebo. This significant (p=0.0003) reduction in relative risk was seen in patients on a treatment regimen of 8 mg of perindopril, including patients treated with conventional cardiovascular preventive therapy, such as aspirin, other anti-coagulants, beta-blockers and other anti-hypertensive therapy and lipid lowering therapy, such as statins. Patients not randomized to receive perindopril received placebo in addition to their conventional therapy.

“EUROPA demonstrated that perindopril can provide benefit in stable coronary artery disease patients with or without hypertension and in a broad range of younger and older patients, when used in combination with current conventional therapy,” said Kim Fox, M.D., Professor, Royal Brompton Hospital, London, UK and co-chairman of the EUROPA study. “Because of this outcomes benefit, our conclusion was that perindopril should be considered in the management of patients with coronary heart disease.”

“The addition of outcomes data to the ACEON® labeling was a critical element of the co-promotion opportunity for CV Therapeutics. With this approval, we look forward to launching ACEON®, with the expanded indication, to cardiovascular specialists with our newly recruited sales force,” said Louis G. Lange, M.D., Ph.D., chairman and chief executive officer of CV Therapeutics.

“The new labeling should allow our combined efforts to maximize the potential for this important product to benefit an expanded group of patients with stable coronary artery disease,” said Harold H. Shlevin, Ph.D., president and chief executive officer of Solvay Pharmaceuticals, Inc.

CV Therapeutics and Solvay Pharmaceuticals entered into a co-promotion agreement for ACEON® in December 2004. CV Therapeutics is responsible for brand marketing activities and has established a cardiovascular specialty sales force to promote the product. Solvay Pharmaceuticals continues to handle the manufacturing and distribution of the product, and its primary care sales force also continues to promote the product. Solvay Pharmaceuticals books all sales of ACEON® and CV Therapeutics will receive a share of sales above a pre-specified baseline. There were no upfront payments by either party associated with the co-promotion agreement.

About ACE Inhibitors

ACE inhibitors act to reduce hypertension by interfering with the conversion of angiotensin I to artery-constricting angiotensin II. Blocking the production of angiotensin II results in arterial vasodilation and an accompanying reduction in blood pressure.

ACE inhibitors currently are recommended as first-line therapy for treatment of hypertension in certain patient populations, because of their safety and efficacy. Most recently, the Seventh Report of the Joint National Committee on Prevention, Detection, Evaluation and Treatment of High Blood Pressure has recommended ACE inhibitors as one of the initial therapy choices for compelling comorbidities such as heart failure, postmyocardial infarction, high coronary disease risk, diabetes, chronic kidney disease and recurrent stroke prevention.

Certain ACE inhibitors, including ACEON®, which have been shown to have an enhanced affinity for the tissues, are known as tissue-ACEs.

About ACEON®

ACEON® is indicated to reduce the risk of cardiovascular mortality or non-fatal myocardial infarction in patients with stable coronary artery disease and also is indicated for the treatment of patients with essential hypertension.

In the EUROPA study, the 20 percent reduction in the risk of cardiovascular events with ACEON® 8 mg was observed in a broad range of older and younger stable coronary artery disease patients with or without hypertension or previous MI, and including patients treated with a background of conventional therapies for the management of coronary artery disease.

ACEON® offers continuous 24-hour blood pressure control with once-daily dosing. ACEON® may be used alone or with other classes of antihypertensives.

ACEON® is contraindicated in patients known to be hypersensitive to this product or to any other ACE inhibitors and in patients with a history of angioedema related to previous treatment with an ACE inhibitor. When used in pregnancy during the second and third trimesters, ACE inhibitors can cause injury and even death to the developing fetus. When pregnancy is detected, ACEON® should be discontinued as soon as possible.

In the EUROPA study, the overall rate of discontinuation was about 22 percent on drug and placebo. The most common medical reasons for discontinuation that were more frequent on perindopril than placebo were cough, drug intolerance and hypotension.

In the United States, perindopril is co-promoted under the brand name ACEON® by CV Therapeutics and Solvay Pharmaceuticals. In other parts of the world such as Europe, Canada and Australia, perindopril is marketed under several brand names, including Coversyl®. Perindopril is one of the leading ACE inhibitors in Europe.

ACEON® prescribing information is available at: www.solvaypharmaceuticals-us.com/products.

About CV Therapeutics

CV Therapeutics, Inc., headquartered in Palo Alto, California, is a biopharmaceutical company focused on applying molecular cardiology to the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases.

CV Therapeutics currently has three programs in commercial or late-stage development: ACEON® (perindopril erbumine) Tablets, Ranexa™ (ranolazine) and regadenoson. CV Therapeutics also has other clinical and preclinical drug development candidates and programs. The company co-promotes ACEON®, an ACE inhibitor with enhanced tissue affinity, for the treatment of essential hypertension and the reduction of the risk of cardiovascular mortality or non-fatal MI in patients with stable coronary artery disease. Ranexa is being developed as a novel potential treatment for chronic angina. Regadenoson is being developed for potential use as a pharmacologic stress agent in myocardial perfusion imaging studies. Ranexa and regadenoson have not been approved for marketing by any regulatory authorities.

About Solvay Pharmaceuticals, Inc.

Solvay Pharmaceuticals, Inc. (www.solvaypharmaceuticals-us.com) of Marietta, Georgia (USA), is a research-driven pharmaceutical company that seeks to fulfill unmet medical needs in the therapeutic areas of cardiology, gastroenterology, mental health, women’s health and a select group of specialized markets including men’s health. It is a part of the global Solvay Pharmaceuticals organization whose core activities consist of discovering, developing and manufacturing medicines for human use. Solvay Pharmaceuticals is a subsidiary corporation of the worldwide Solvay Group of chemical and pharmaceutical companies headquartered in Brussels, Belgium.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to regulatory review and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, early stage of development; regulatory review and approval of our products; the conduct and timing of clinical trials; the dependence on collaborative and licensing agreements; commercialization of products; and other risks detailed from time to time in CV Therapeutics’ SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.

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